EXHIBIT 99.1

Vapor Corp. Completes $10 Million Private Placement

DANIA BEACH, Fla., October 29, 2013 — Vapor Corp. (OTCQB:VPCO; “Vapor”, the “Company” or “we”), a leading U.S. based electronic cigarette company whose brands include Krave®, Fifty-One®, VaporX®, Alternacig®, EZ Smoker®, Green Puffer®, Americig®, Fumare™, Hookah Stix® and Smoke Star®, today announced that it has closed the previously announced private placement with various institutional and individual accredited investors and certain of its officers and directors of 16,666,667 shares of its common stock at a per share price of $0.60 for gross proceeds of $10 million.

Roth Capital Partners, LLC acted as the exclusive placement agent for the offering.

Vapor received net proceeds of approximately $9 million from the private placement, after paying placement agent fees and estimated offering expenses, which will be used to fund the Company’s growth initiatives and for working capital purposes.

In conjunction with closing the private placement, the holders of the Company’s approximately $1.7 million of outstanding senior convertible notes, some of whom are officers and directors of the Company, converted in full all of these senior convertible notes into approximately 3.9 million shares of the Company’s common stock, whereupon all of these senior convertible notes were fully extinguished and cease to be outstanding.

The shares of common stock offered in the private placement have not been registered under the Securities Act of 1933 or applicable securities laws of any state or jurisdiction. Accordingly, the shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable securities laws of any state or jurisdiction.

Kevin Frija, Chief Executive Officer of Vapor Corp., commented, “This infusion of capital will allow us to implement our growth initiatives and capture greater market share as demand for our expanding portfolio of products increases.”

For additional information regarding the private placement, reference is made to Vapor’s Current Report on Form 8-K dated October 22, 2013, as filed with the Securities and Exchange Commission on October 23, 2013.

About Vapor Corp.

Vapor Corp., a publicly traded company, is a leading U.S. based electronic cigarette company, whose brands include Fifty-One®, Krave®, VaporX®, EZ Smoker®, Alternacig®, Green Puffer®, Americig®, Fumare™, Hookah Stix® and Smoke Star®. We also design and develop private label brands for some of our distribution customers. “Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor’s electronic cigarettes and accessories are available online, through direct response to our television advertisements and through retail locations throughout the United States. For more information on Vapor Corp. and its e-cigarette brands, please visit us at www.vapor-corp.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern Vapor’s operations, economic performance and financial condition and are based largely on Vapor’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Vapor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in Vapor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in Vapor’s subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Vapor assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.